                                                                  EXHIBIT 7(c).3



                           WARRANT EXCHANGE AGREEMENT


         This WARRANT EXCHANGE AGREEMENT (the "Agreement") is dated as of July 21, 1996 and is entered into by and among WASHINGTON MUTUAL, INC., a Washington corporation ("WMI"), KEYSTONE HOLDINGS, INC., a Texas corporation ("Keystone Holdings"), NEW AMERICAN HOLDINGS, INC., a Delaware corporation ("NAHI"), NEW AMERICAN CAPITAL, INC., a Delaware corporation (the "Intermediate Holding Company"), N.A. CAPITAL HOLDINGS, INC., a Delaware corporation (the "Company" and collectively, Keystone Holdings, NAHI, the Intermediate Holding Company, and the Company being hereinafter referred to as the "Keystone Entities"), AMERICAN SAVINGS BANK, F.A., a federal savings association ("ASB"), NEW WEST FEDERAL SAVINGS AND LOAN ASSOCIATION, a federal savings association ("New West"), the FEDERAL DEPOSIT INSURANCE CORPORATION (the "FDIC"), in its capacity as manager of the FSLIC RESOLUTION FUND (the "FRF"), and certain persons who are executing this Agreement under the caption "Investors" on the signature page hereto (the "Investors"), including KEYSTONE HOLDINGS PARTNERS, L.P. (the "Keystone Partnership"). All references herein to the FDIC shall be interpreted to mean the FDIC in its capacity as manager of the FRF.

                                    RECITALS

         WHEREAS, on December 28, 1988, the Company and the FSLIC entered into that certain Warrant Agreement (the "Warrant Agreement") pursuant to which the Company issued to the FSLIC 3,000 warrants (the "Warrants") representing the right, under certain circumstances specified in the Warrant Agreement, to acquire up to 3,000 shares of Class B Common Stock, without par value, of the Company for an aggregate purchase price of $1.00;

         WHEREAS, on December 28, 1988, the Keystone Entities, the FSLIC and the Investors also entered into that certain Securityholders Agreement (the "Securityholders Agreement"), which provides, among other things, that in the event of a Change of Control (as defined in the Securityholders Agreement) of the Company, the FSLIC may elect to have the Warrants acquired by Keystone Holdings or its designee for a price as determined in accordance with the terms of the Securityholders Agreement;

         WHEREAS, pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989, the FSLIC was abolished and the FRF was established as successor in interest to the Federal Savings and Loan Insurance Corporation (the "FSLIC"), and the Warrants, among other assets and liabilities of the FSLIC, were transferred from the FSLIC to the FRF;

         WHEREAS, none of the Warrants has been exercised as of the date hereof;

         WHEREAS, concurrently with the execution hereof, WMI, the Keystone Entities, the Keystone Partnership and ASB are entering into an Agreement for Merger (the "Merger Agreement") pursuant to which Keystone Holdings is agreeing to merge with and into WMI (the "Merger") and, in consideration thereof, common stock, par value $1.00 per share, of Keystone Holdings (the "Keystone Common Stock") will upon the consummation of the Merger be converted into the right to receive a specified amount of common stock, no par value, of WMI ("WMI Common Stock");

         WHEREAS, the Merger will result in a Change of Control of the Company;

         WHEREAS, it is a condition to each party's obligations to consummate the Merger under the Merger Agreement that the FDIC enter into an agreement concurrently with the execution of the Merger Agreement, to be consummated concurrently with the consummation of the Merger, and pursuant to which the FDIC agrees to exchange all of the Warrants for shares of WMI Common Stock in the Merger (the "FDIC Condition");

         WHEREAS, the Merger Agreement provides that, at the Effective Time (as defined in the Merger Agreement), WMI will issue 40,000,000 newly issued shares of WMI Common Stock (the "Initial Shares") in the aggregate to the Keystone Partnership (which intends to immediately distribute the shares of WMI Common Stock that it receives to its partners) and the FRF, all as more fully set forth in the Merger Agreement;

         WHEREAS, the Merger Agreement further provides that, in addition to the Initial Shares, WMI will also issue 8,000,000 additional newly issued shares of WMI Common Stock with regard to the Case (as defined in the Merger Agreement), which shares are to be deposited in an escrow and which shares (or a portion thereof) are to be distributed to the Keystone Partnership (which intends to immediately distribute the shares of WMI Common Stock that it receives to its partners) and the FRF (or to their respective permitted successors and assigns) following the receipt by WMI or its subsidiaries of proceeds, if any, of any judgment or settlement involving the Case, all as more fully set forth and described in this Agreement, the Merger Agreement, and the Escrow Agreement (as defined in the Merger Agreement);

         WHEREAS, the FDIC wishes to enter into this Agreement to transfer the Warrants to WMI in exchange for WMI Common Stock, and WMI wishes to enter into this Agreement to acquire the Warrants in exchange for WMI Common Stock, all upon the terms and subject to the conditions set forth in this Agreement and the other agreements referred to herein; and





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
         WHEREAS, the Keystone Entities, ASB, New West, the Investors, the FDIC and WMI wish to enter into this Agreement to satisfy the purpose and intent of
Section 1.4 of the Securityholders Agreement, to fulfill the FDIC Condition, and to provide for certain other agreements and arrangements as between or among the parties with regard to the Merger;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I

               DISPOSITION OF WARRANTS IN THE MERGER AND RELATED
                                    MATTERS

         Section 1.01. Disposition; FRF Initial Shares. (a) Subject to the terms and conditions set forth in this Agreement, and in reliance on the representations, warranties and covenants contained herein, at the Warrant Closing (as defined in Section 1.03), the FDIC shall sell, assign, transfer and deliver the Warrants to WMI and WMI will issue and deliver to the FDIC, in exchange for the Warrants transferred and delivered hereunder, 14,000,000 newly issued shares of WMI Common Stock (the "FRF Initial Shares"), which number of shares represents 35% of the Initial Shares.

         (b) Each of WMI, each of the Keystone Entities, the Keystone Partnership and ASB covenant and agree that (i) they shall not amend or otherwise modify the terms of the Merger Agreement so as to increase or decrease the amount of consideration, or in any way modify the form of consideration, that WMI (or any subsidiary or affiliate thereof) is to provide or shall provide, directly or indirectly, to the Keystone Partnership or the partners thereof or any affiliates of such Persons [as hereinafter defined] in exchange for the Keystone Common Stock pursuant to the Merger Agreement, and
(ii) they shall not enter into any other agreement or arrangement with each other that has the effect described in clause (i) of this Section 1.01(b), in either case without the prior written consent of the FDIC, which consent the FDIC may withhold in its sole and absolute discretion.

         (c) For purposes of this Agreement, the terms "subsidiary" and "affiliate" shall have the respective meanings ascribed thereto in Rule 12b-2 promulgated by the Securities Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Section 1.02. Satisfaction of Securityholders Agreement. Each of the Keystone Entities, the Investors and the FDIC





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
acknowledge that a Change of Control of the Company will occur upon the consummation of the Merger, and agree that they are entering into this Agreement, the Registration Rights Agreement and the Escrow Agreement as a means of satisfying the purpose and intent of Section 1.4 of the Securityholders Agreement.

         Section 1.03. The Warrant Closing. The closing of the transactions contemplated by this Agreement (the "Warrant Closing") shall occur concurrently with or at the Closing (as defined in the Merger Agreement). At the Warrant Closing, WMI shall deliver to the FDIC or to an independent trustee, as may be directed by the FDIC, duly executed stock certificates representing the FRF Initial Shares and registered in the name of the FRF, against receipt of the Warrants, and the FDIC shall deliver to WMI the original, manually executed certificate representing the Warrants, against receipt of the FRF Initial Shares. The Warrant Closing shall take place at the time when, and the place where, the Closing takes place under the Merger Agreement or at such other time and place as the parties hereto may mutually agree. The term "Warrant Closing Date" shall mean the date on which the Warrant Closing occurs.

         Section 1.04. Litigation Escrow. (a) In addition to the FRF Initial Shares to be paid to the FDIC pursuant to Section 1.01 hereof, at the Effective Time the FDIC shall also be entitled to receive, and shall receive, in further consideration for transferring the Warrants to WMI, a contingent right to receive 35% of the Escrow Shares (as defined in the Merger Agreement, with such percentage of shares being hereinafter referred to as the "FRF Litigation Shares," and the FRF Litigation Shares together with FRF Initial Shares being hereinafter referred to as the "FRF Consideration Shares"). WMI hereby agrees to deliver a certificate or certificates evidencing the FRF Litigation Shares into the Litigation Escrow (as defined in the Merger Agreement) as of the Effective Time, all as more fully set forth in the Escrow Agreement (which shall be substantially in the form of Exhibit B to the Merger Agreement) and consistent with the terms of the Merger Agreement.

         (b) The Escrow Agreement to be entered into as contemplated by the Merger Agreement shall provide for such arrangements with respect to the voting of the FRF's pro rata portion of the Escrow Shares as the FDIC directs, and shall provide that the Escrow Agent (as defined in the Merger Agreement) shall distribute the FRF's pro rata portion of any Aggregate Escrow Distribution to the FDIC, all to be more fully set forth therein.

         Section 1.05.    Stock Splits, Etc.       If between the date of this
Agreement and the Effective Time, the shares of WMI Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within such period, the





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
number of shares making up the FRF Initial Shares and the FRF Litigation Shares shall be adjusted accordingly.

         Section 1.06. Termination of Warrant-Related Provisions. If, and only if, the Merger is consummated, upon delivery of the FRF Initial Shares to the FDIC as contemplated herein, WMI's delivery to the Escrow Agent of the FRF Litigation Shares as contemplated by this Agreement, the Merger Agreement, and the Escrow Agreement, and the FDIC's delivery of the Warrants to WMI, (a) the FRF shall thereafter have no further rights whatsoever in the Warrants, and (b) the Securityholders Agreement, the Warrant Agreement, and that certain Option Agreement, dated December 28, 1988, by and among Keystone Holdings, the Company and the FSLIC, and Sections 43 and 46 of that certain Assistance Agreement, dated December 28, 1988, by and among the Keystone Entities, ASB, New West and the FSLIC (the "Assistance Agreement") shall all be terminated and shall be of no further force or effect.

         Section 1.07.    Closure of Accounts Through Stated Date.

         (a) The FDIC represents that proposals have been solicited in connection with a compliance audit (the "Audit") that the FDIC Office of Inspector General (the "OIG") intends to commence after the execution of this Agreement with regard to the Transaction-Related Documents (as defined in the Assistance Agreement), as such documents and agreements may have been amended, supplemented or modified from time to time, or as such documents are the subject of any settlement agreement or agreements related thereto.

         (b) The FDIC and the other parties hereto agree that, to the extent that the Audit is completed prior to the Warrant Closing, the parties will use their respective good faith efforts to (i) resolve any dispute that may arise with respect to items or periods covered by the Audit, and (ii) enter into a release in which the parties will agree that, absent a finding of fraud or mathematical error, and except for those items or matters that are not resolved in accordance with clause (i) of this Section 1.07(b), all entries on the schedules of activities will be deemed approved at all levels of audit review (including compliance audits and OIG audits) and for all purposes. To the extent that the release referred to in this Section 1.07 is entered into, such release shall constitute (and shall state that it is) a final resolution for purposes of further challenges by the FDIC to any entries referred to herein, whether or not such entries were specifically tested as part of any audit.

         Section 1.08.    Issuance of WMI Common Stock; Registration Rights.
(a) All shares of WMI Common Stock issued in connection with this Agreement will be issued pursuant to an exemption under Section 4(2) of the Securities Act (as herein defined), and initially will be "Restricted Securities" as defined in Rule 144 promulgated under such act. For purposes of this Agreement, the





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
term Securities Act shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder and any successor federal statute, rules or regulations.

         (b) Concurrently herewith, WMI, the FDIC, and the Keystone Partnership are executing a Registration Rights Agreement (the "Registration Rights Agreement") pursuant to which WMI is granting to the parties thereto the rights described therein.

         Section 1.09. Notwithstanding any other provision of this Agreement to the contrary, if an Adjustment Event (as defined in the Merger Agreement) shall have occured, then the Keystone Initial Shares (as defined in the Merger Agreement) shall be reduced to 25,883,333, subject to Section 1.05, shares of WMI Common Stock and the percentage set forth in Sections 1.01 and 1.04 of this Agreement shall be changed to 35.1%, and all references to the number 40,000,000 in this Agreement shall be changed to the number 39,883,333, subject to Section 1.05.



                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF THE FDIC

         To induce WMI, the Keystone Entities, ASB, New West and the Investors to enter into this Agreement and to consummate the transactions contemplated hereby, the FDIC makes the following representations and warranties to such parties:

         Section 2.01. Power and Authorization. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Escrow Agreement (a) are within the statutory authority of the FDIC, and (b) have been duly authorized by all necessary action on the part of the FDIC, and such authorization has not been withdrawn or amended in any manner.





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
         Section 2.02. Binding Agreement. Each of this Agreement, the Registration Rights Agreement and the Escrow Agreement has been duly authorized, executed and delivered (except for the Escrow Agreement, which will be executed and delivered at the Warrant Closing) by the FDIC, and, when duly authorized, executed, and delivered by WMI, each of the Keystone Entities, the Investors, ASB and New West in the case of this Agreement, and WMI and the Keystone Partnership in the case of the Registration Rights Agreement, and WMI, the Keystone Partnership and the Escrow Agent in the case of the Escrow Agreement, each of this Agreement, the Registration Rights Agreement and the Escrow Agreement shall constitute a legal, valid and binding obligation of the FDIC, enforceable against it in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

         Section 2.03. Consents and Approvals. No consent, approval of, authorization or other action by, or filing with or notification to, any other Person (as hereinafter defined) is necessary or required to be obtained by the FDIC in connection with the execution, delivery and performance by the FDIC of this Agreement, the Registration Rights Agreement or the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby. For purposes of this Agreement, the term "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental entity, regulatory authority, instrumentality or agency, or any other entity of whatever nature.

         Section 2.04. No Conflict. The execution and delivery of each of this Agreement, the Registration Rights Agreement and the Escrow Agreement by the FDIC does not, and performance by the FDIC of this Agreement, the Registration Rights Agreement and the Escrow Agreement will not, violate any law or regulation with respect to its organization or any other law or regulation applicable to the FDIC or the FRF.

         Section 2.05. Title to the Warrants. The FRF is the sole legal and beneficial owner of the Warrants, and has good title to such Warrants, free and clear of any liens, pledges, claims, charges, security interests, options or other legal or equitable encumbrances, limitations or restrictions of any kind (collectively, "Liens"), other than those that may be created by this Agreement. Upon consummation of the transactions contemplated hereby, and delivery of the Warrants and payment of the FRF Consideration Shares therefor as contemplated hereby, WMI will receive good title to the Warrants, free and clear of all Liens. Notwithstanding the terms of this Section 2.05, WMI on behalf of itself and all of its direct and indirect subsidiaries and affiliates (whether now existing or hereafter formed) (a) acknowledges to the FDIC and the FRF that each such entity is aware of the existence of the Case (as defined in the Merger Agreement); (b) agrees that under no circumstances whatsoever shall any judgment, settlement or other determination involving the Case (whether based on arguments, allegations or assertions of which WMI currently has knowledge or otherwise), be construed or interpreted as, or result in or be deemed to result in, any breach of this Section 2.05 or cause the representations and/or warranties contained in this Section 2.05 to be untrue or incorrect; and (c) covenants and agrees that it shall not at any time make any claim that any judgment, settlement or other determination involving the Case has the effect described in clause (b) of this Section 2.05. Each of the Keystone Entities, the Keystone Partnership and ASB hereby covenants and agrees with WMI that, in the event that the Effective Time occurs, (x) none of such entities or any affiliates thereof shall seek any relief or remedies in the Case with respect to the Warrants other than money damages against the United States, and (y) at no time after the Effective Time shall any such entity or affiliate thereof make any claim against WMI or any subsidiary thereof that such entity has, or has any right to, any equity interest in WMI (other than the Keystone Litigation Shares (as defined in the Merger Agreement)) or any subsidiary thereof (including any of the Keystone Entities after the Effective Time) as a result of any judgment, settlement or other determination in the Case with respect to the Warrants.

         Section 2.06. Investment Intent; Investor Knowledge. The FDIC agrees that the WMI Common Stock being acquired hereunder by the FRF is for the FRF's own account and the FDIC has no present intention of distributing or selling such securities in violation of the Securities Act or any applicable state securities law. The FDIC agrees that it will not sell or otherwise dispose of any of the WMI Common Stock being acquired hereunder unless such sale or other disposition has been registered or is exempt from registration under the Securities Act and has been registered or qualified or is exempt from registration under applicable state securities laws. The FDIC (alone or with its financial advisor) has such knowledge and experience in financial business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder on behalf of the FRF.

         Section 2.07. WMI Rights Agreement. In connection with the representation provided by WMI in Section 4.16, the FDIC represents that it is not the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), nor except as disclosed on Schedule 2.07, is it aware of any Affiliate or Associate (as those terms are defined in Rule 12b-2 of the Exchange Act) of the FDIC who is the beneficial owner, of any shares of WMI Common Stock other than those shares being acquired under or pursuant to this Agreement.





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
                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE KEYSTONE
                     ENTITIES AND THE KEYSTONE PARTNERSHIP

         To induce the FDIC and WMI to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Keystone Entities and the Keystone Partnership makes the following representations and warranties (to the extent applicable to itself) to such parties:

         Section 3.01.    Corporate Existence and Authority.  (a)   ASB is a
federally-chartered savings association duly organized and validly existing under the laws of the United States of America, with all requisite power and authority to execute and deliver this Agreement and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by it hereunder.

         (b) Each of the Keystone Entities, other than ASB and Keystone Holdings, is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to execute and deliver this Agreement and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by such party hereunder.

         (c) Keystone Holdings is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, with requisite corporate power and authority to execute and deliver this Agreement and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by it hereunder.

         (d) Keystone Partnership is a limited partnership duly organized and validly existing under the laws of the State of Texas, with requisite power and authority to execute and deliver this Agreement, the Registration Rights Agreement and the Escrow Agreement and to perform and comply with all the terms, covenants and conditions to be performed and complied with by it hereunder or thereunder.

         (e) New West is a federally-chartered savings association duly organized and validly existing under the laws of the United States of America, with requisite corporate power and authority to execute and deliver this Agreement and to perform and comply with all the terms, covenants and conditions to be performed and complied with by it hereunder.

         (f) KH Group Management, Inc. ("KHGM") is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, with requisite corporate power and authority to execute and deliver this Agreement and to perform





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
and comply with all of the terms, covenants and conditions to be performed and complied with by it hereunder.

         Section 3.02. Due Authorization. (a) The execution, delivery and performance by each of the Keystone Entities, ASB, New West, the Keystone Partnership and KHGM of this Agreement and the consummation by each of the Keystone Entities, ASB, New West, the Keystone Partnership and KHGM of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action (or partnership action as applicable) on each of their parts and such authorization has not been withdrawn or amended in any manner. No other corporate action (or partnership action as applicable) is necessary for the authorization, execution, delivery and performance by each of the Keystone Entities, ASB, New West, and the Keystone Partnership and KHGM of this Agreement or for the consummation of the transactions contemplated hereby.

         (b) The execution, delivery and performance by the Keystone Partnership of the Registration Rights Agreement and the Escrow Agreement and the consummation by the Keystone Partnership of the transactions contemplated thereby, have been duly and validly authorized by all necessary partnership action on its part and such authorization has not been withdrawn or amended in any manner. No other corporate action is necessary for the authorization, execution, delivery and performance by the Keystone Partnership of the Registration Rights Agreement and the Escrow Agreement or for the consummation of the transactions contemplated thereby.

         Section 3.03. Binding Agreement. (a) This Agreement has been duly authorized, executed and delivered by each of the Keystone Entities, ASB, New West, and each of the Investors and, when duly authorized, executed, and delivered by each of the FDIC and WMI, this Agreement shall constitute a legal, valid and binding obligation of each of the Keystone Entities, ASB, New West, and each of the Investors enforceable against each of them in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

         (b) The Registration Rights Agreement has been, and the Escrow Agreement, when delivered in connection with the Warrant Closing will be, duly authorized, executed and delivered by the Keystone Partnership and, when duly authorized, executed, and delivered by each of the FDIC and WMI in the case of the Registration Rights Agreement, and the FDIC, WMI and the Escrow Agent, in the case of the Escrow Agreement, such agreements shall constitute a legal, valid and binding obligation of the Keystone Partnership, enforceable against it in accordance with their respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

         Section 3.04. Consents and Approvals. (a) Except for any consents and approvals of, or filings, deliveries or registrations with the SEC, the FTC, the Office of Thrift Supervision ("OTS"), the Justice Department or other applicable governmental authorities that may be required in connection with this Agreement, no consent, approval of, authorization or other action by, or filing with or notification to, any other Person is necessary or required to be obtained by any of the Keystone Entities, ASB, New West, or the Investors in connection with the execution, delivery and performance of this Agreement by such entity and the consummation of the transactions contemplated hereby.

         (b) Except for any consents and approvals of, or filings, deliveries or registrations with the SEC, the OTS, the FTC, the Justice Department or other applicable governmental authorities that may be required in connection with the Registration Rights Agreement or the Escrow Agreement, no consent, approval of, authorization or other action by, or filing with or notification to, any other Person is required to be obtained by the Keystone Partnership in connection with the execution, delivery and performance by the Keystone Partnership of the Registration Rights Agreement and the Escrow Agreement and the consummation of the transactions contemplated thereby.

         Section 3.05. No Violation. Neither the execution and delivery of this Agreement by each of the Keystone Entities, ASB, New West, or any of the Investors, nor execution and delivery of the Registration Rights Agreement or the Escrow Agreement by the Keystone Partnership, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by each of the Keystone Entities, ASB, New West, or each of the Investors with any of the terms or provisions hereof, nor compliance by the Keystone Partnership with the terms or provisions of the Registration Rights Agreement or the Escrow Agreement, will (a) violate any provision of the partnership agreement of the Keystone Partnership or the articles, charter or bylaws of any Keystone Entity, ASB, New West, or KHGM, or (b) assuming the consents and approvals referred to in Section 9.1 of the Merger Agreement are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to any Keystone Entity, ASB, New West, or any of the Investors.

         Section 3.06. No Adjustments; Consent. No event has occurred subsequent to the initial issuance of the Warrants to the FSLIC on December 28, 1988 that would, pursuant to Section 6 of the Warrant Agreement, require any adjustment to (a) the Warrants, or (b) shares of the Company issuable upon exercise of the Warrants. Based on the books and records of the Company, the Company represents and warrants that the FRF is the sole holder of the Warrants. By entering into this Agreement, the Company, each of the Keystone Entities other than Company, and the Investors hereby consent for purposes of the Warrant Agreement and the Securityholders Agreement to the sale, exchange, transfer or disposition of the Warrants as contemplated herein.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF WMI

         To induce the FDIC, each of the Keystone Entities, ASB, New West and the Investors to enter into this Agreement and to consummate the transactions contemplated hereby, WMI, on behalf of itself and its direct and indirect subsidiaries, makes the following representations and warranties to such parties:

         Section 4.01. Organization, Power, Good Standing, Etc. WMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the nature of the business conducted by it requires it to be so qualified, except for such jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect (as defined in the Merger Agreement) on it. WMI has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. As of the date hereof, WMI is a duly registered savings and loan holding company under HOLA.

         Section 4.02. Subsidiaries. As used herein, "WMI Subsidiaries" shall mean Washington Mutual Bank, a Washington stock savings bank ("WM Bank"), Washington Mutual Bank fsb, a federal savings association ("WMBfsb") and WM Life Insurance Company. Substantially all of the business of WMI and its subsidiaries is done through WMI and the WMI Subsidiaries. All of the WMI Subsidiaries' capital stock that is issued and outstanding is owned by WMI directly or indirectly through wholly-owned subsidiaries. There are outstanding no options, convertible securities, warrants or other rights to purchase or acquire capital stock from any of the WMI Subsidiaries, and there is no commitment of any of the WMI Subsidiaries to issue any of the same. Except as set forth on Disclosure Schedule 5.2 to the Merger Agreement, no WMI Subsidiary is the general partner of any partnership or joint venture or is under any obligation of any sort to acquire any capital stock or other equity interest in any corporation, partnership, joint venture or other entity.

         Section 4.03. Capitalization. As of June 30, 1996, the authorized capital stock of WMI consists of 100,000,000 shares of WMI Common Stock, of which 72,200,356 shares were duly authorized and validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and 10,000,000 shares of preferred stock, of which 6,122,500 shares were issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof. Assuming receipt of WMI Stockholder Approval (as defined in the Merger Agreement), the shares of WMI Common Stock to be issued to the FRF in the Merger and pursuant hereto, when issued in accordance with the Plan of Merger and this Agreement, (i) will be duly authorized and validly issued and fully paid and nonassessable, with no personal liability attaching to the ownership thereof, no shareholder of WMI will have any preemptive rights thereto and the FRF will acquire valid and marketable title to such shares free and clear of all Liens, and (ii) assuming the accuracy of the representations made by the FDIC in Section 7.06 hereof, will be exempt from registration under the Securities Act. Assuming the receipt of WMI Stockholder Approval, prior to the Warrant Closing, WMI shall have taken all necessary action to permit it to issue to the FRF the FRF Consideration Shares. Except as set forth on Disclosure Schedule 5.3 to the Merger Agreement, there are no outstanding subscriptions, options, warrants, calls, commitments, agreements, understandings or arrangements of any kind which call for or might require the transfer, sale, delivery or issuance of any shares of WMI capital stock or other equity securities or any securities representing the right to acquire stock or securities convertible into or representing the right to purchase or subscribe for any such shares.

         Section 4.04. Reports. WMI and the WMI Subsidiaries have duly filed with the Director of Financial Institutions of the State of Washington (or his predecessor, and in either case, the "Director"), the FDIC and the OTS in correct form, the monthly, quarterly, semi-annual and annual reports required to be filed by them under applicable regulations for all periods subsequent to December 31, 1992. Except as disclosed on Disclosure Schedule
5.4 to the Merger Agreement, WMI (or its predecessor WMSB) has timely filed all reports, proxy statements and other filings required to be filed by it pursuant to the Exchange Act and the rules and regulations promulgated by the SEC and the FDIC thereunder ("SEC Reports"). No such SEC Report, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 4.05. Authority. WMI has full corporate power and authority to execute and deliver this Agreement, the Merger Agreement, the Plan of Merger, the Registration Rights Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Merger Agreement, the Plan of Merger, the Registration Rights Agreement, and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of WMI. Other than the WMI Stockholder Approval and approval of an amendment to WMI's bylaws to increase the number of directors, no other corporate proceedings on the part of WMI are required to authorize this Agreement, the Merger Agreement, the Plan of Merger, the Registration Rights Agreement or the Escrow Agreement or the transactions contemplated hereby or thereby. Each of this Agreement, the Registration Rights Agreement, and the Escrow Agreement has been duly and validly executed and delivered by WMI and, assuming due authorization, execution and delivery hereof and thereof by the other parties thereto, constitutes the valid and binding obligation of WMI, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium of other laws relating to creditors' rights generally and to general principles of equity.

         Section 4.06. No Violation. Neither the execution and delivery of this Agreement, the Merger Agreement, the Plan of Merger, the Registration Rights Agreement or the Escrow Agreement by WMI, nor the consummation by WMI of the transactions contemplated hereby or thereby, nor compliance by WMI with any of the terms of the respective agreements, will (i) assuming receipt of WMI Stockholder Approval and approval of an amendment to WMI's bylaws to increase the number of directors, violate any provision of the articles of incorporation or charter or bylaws of WMI, or (ii) assuming that the consents and approvals referred to in Section 9.1 of the Merger Agreement are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to WMI or any of its respective properties or assets, or (iii) violate, conflict with, result in the breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of WMI under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which WMI is a party, or by which they or any of its properties or assets may be bound or affected, except, with respect to (iii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or encumbrances which in the aggregate will not prevent or unreasonably delay the consummation of the transactions contemplated hereby.

         Section 4.07. Consents and Approvals. Except for consents and approvals of or filings, deliveries or registrations with the OTS, the FDIC, the Director, the Secretary of State of the State of Washington, the Texas Secretary of State, the SEC, the FTC, the Justice Department and other applicable governmental authorities, no consents or approvals of or filings or registrations with any third party, public body or authority are necessary in connection with the execution and delivery by WMI of this Agreement, the Registration Rights Agreement, the Merger Agreement or the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby.

         Section 4.08. Financial Statements. WMI has previously delivered or made available to the FDIC copies of (i) audited consolidated statements of financial condition for WMI and its subsidiaries as of the end of WMI's last three fiscal years, and audited consolidated statements of income, stockholders' equity, and cash flows for each of the last three fiscal years, including the notes to such audited consolidated financial statements, together with the reports of WMI's independent certified public accountants, pertaining to such audited consolidated financial statements (the "WMI 1993, 1994 and 1995 Financial Statements," respectively), and (ii) the unaudited consolidated statement of financial condition as of March 31, 1996 and the related unaudited consolidated statements of income, stockholders' equity and cash flows for the three-month period then ended (the "WMI March 1996 Financial Statements"). The WMI 1993, 1994 and 1995 Financial Statements and the WMI March 1996 Financial Statements are sometimes herein referred to collectively as the WMI Financial Statements. The consolidated statements of financial condition of WMI referred to herein (including the related notes) present fairly in all material respects the financial condition of the companies indicated on a consolidated basis at the dates thereof, using generally accepted accounting principles consistently applied. Such audited and unaudited consolidated statements of operations, stockholders' equity and cash flows present fairly in all material respects the results of the operations of the companies indicated on a consolidated basis for the periods or at the dates indicated, using generally accepted accounting principles consistently applied.

         Section 4.09. Absence of Material Adverse Change. Since March 31, 1996, except as set forth on Disclosure Schedule 5.9 to the Merger Agreement, there has been no Material Adverse Change (as defined in the Merger Agreement) with respect to WMI or any of its subsidiaries (except for changes resulting from market and economic conditions which generally affect the savings industry as a whole, including, without limitation, changes in law or regulation and changes in generally accepted accounting principles or interpretations thereof).

         Section 4.10. Litigation. Except as set forth on Schedule 5.10 to the Merger Agreement, no action, suit, counterclaim or other litigation, investigation or proceeding to which WMI or any of its subsidiaries is a party is pending, or is known by the executive officers of WMI or any of its subsidiaries to be threatened, against WMI or any of its subsidiaries before any court or governmental or administrative agency, domestic or foreign which would be reasonably expected to result in any liabilities which would, in the aggregate, have a Material Adverse Effect on WMI. Neither WMI nor any of its subsidiaries is subject to any order, judgment or decree. Neither WMI nor any of its subsidiaries is in default with respect to any such order, judgment or decree.

         Section 4.11. Compliance With Applicable Law. (a) Each of WMI and each WMI Subsidiary hold all Permits (as defined in the Merger Agreement) necessary for the lawful conduct of their respective businesses and such Permits are in full force and effect, and each of WMI and each WMI Subsidiary is in all material respects complying therewith, except where the failure to possess or comply with such Permits would not have a Material Adverse Effect on WMI.

         (b) Except as set forth on Disclosure Schedule 5.12(b) to the Merger Agreement, WMI and each WMI Subsidiary is and since January 1, 1993 has been in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership or its business or properties except for any noncompliance which has not and will not have in the aggregate a Material Adverse Effect on WMI.

         Section 4.12. CRA Compliance. Each of WM Bank and WMBfsb is in substantial compliance with the applicable provisions of The Community Reinvestment Act of 1977 and the regulations promulgated thereunder (collectively, the "CRA"). The most recent CRA rating for WM Bank is "outstanding." WMBfsb has not received a CRA rating. WMI has no knowledge of the existence of any fact or circumstance or set of facts or circumstances which could reasonably be expected to result in WM Bank or WMBfsb failing to be in substantial compliance with such provisions or, in the case of WM Bank, having its current rating lowered.

         Section 4.13. Agreements with Bank Regulators. Neither WMI nor any subsidiary thereof is a party to or is subject to any written order, decree, agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is a recipient of any currently applicable extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or the insurance of deposits therein which is outside the ordinary course of business or not generally applicable to entities engaged in the same business. Neither WMI nor any subsidiary thereof has been advised within the last 18 months by any such regulatory authority that such authority is contemplating issuing, requiring or requesting (or is considering the appropriateness of issuing, requiring or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or submission.

         Section 4.14. Regulatory Approvals. On the date of this Agreement, there is no pending or, to the knowledge of WMI, threatened legal or governmental proceeding against WMI, any subsidiary or affiliate thereof which would affect WMI's ability to obtain any of the required regulatory approvals or satisfy any of the other conditions required to be satisfied in order to consummate the transactions contemplated by this Agreement. WMI will promptly notify the FDIC if any of the representations contained in this Section 4.14 ceases to be true and correct.

         Section 4.15. Tax Matters. (a) Neither WMI nor any of its affiliates or subsidiaries has any plan or intention of taking any action prior to, at or after the Effective Time or of permitting any of the Keystone Entities to take any action after the Effective Time, including any transfer or other disposition of any assets of or any interest in any of the Keystone Entities, that would cause the Merger to fail to qualify as a reorganization within the meaning of section 368(a) of the Code.

         (b) Neither WMI nor any of its affiliates or subsidiaries has any plan or intention to acquire or reacquire, as the case may be, any of the Keystone Consideration Shares (as defined in the Merger Agreement).

         (c) WMI has no plan or intention to sell or otherwise dispose of any of the assets of Keystone Holdings acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in section 368(a)(2)(C) of the Code.

         (d) WMI is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

         Section 4.16. WMI Rights Agreement. Subject to the accuracy of the representation contained in Section 2.07 hereof, WMI has taken all necessary action so that entering into this Agreement, the Merger Agreement, the Plan of Merger, the Registration Rights Agreement, the Escrow Agreement and the other transactions contemplated hereby and thereby, and the payment of the FRF Consideration Shares in accordance herewith does not and will not result in the grant of any rights to any Person under the Rights Agreement (as defined in the Merger Agreement) or enable or require the rights issued thereunder to be exercised, distributed, triggered or adjusted.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

         Section 5.01. Conduct of Business of WMI, et al. During the period from the date of this Agreement to the Warrant Closing, WMI shall conduct the business of WMI, and shall cause each WMI Subsidiary to conduct its respective business, in a manner materially consistent with prudent banking and (in the case of WM Life Insurance Company) insurance practice.

         Section 5.02. Approval of WMI Stockholders. (a) WMI will take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders as soon as practicable for the purpose of voting on the Merger Agreement, the Plan of Merger, and the transactions contemplated thereby and, if required, this Agreement and the transactions contemplated hereby, and of increasing the number of authorized shares of WMI Common Stock and for such other purposes as may be necessary or desirable. Prior to the Warrant Closing, subject to the receipt of WMI Stockholder Approval, WMI will take all other necessary actions to permit it to issue the number of shares of WMI Common Stock required pursuant to the terms of this Agreement, the Merger Agreement and the Escrow Agreement.

         (b) The information relating to WMI and its subsidiaries to be contained in the WMI Proxy Statement will not, at the time it is filed with the applicable governmental authorities, as of the date of the WMI Proxy Statement or at the WMI Stockholders' Meeting (as defined in the Merger Agreement) contain any untrue statement of a material fact or omit to state a material fact necessary to make such statements, in light of the circumstances under which such statements were made, not misleading.

         (c) WMI will, as promptly as practicable, file the WMI Proxy Statement, as required by law, with the SEC and will use all reasonable efforts to cause the Proxy Statement to be cleared for mailing under federal securities laws at the earliest practicable date. WMI will advise the FDIC promptly when the Proxy Statement has been cleared for mailing.

         Section 5.03. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, the Registration Rights Agreement and the Escrow Agreement. In case at any time after the Warrant Closing any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, the Registration Rights Agreement and the Escrow Agreement or the transactions contemplated hereby or thereby, the proper officers and directors of each party to this Agreement, the Registration Rights Agreement and the Escrow Agreement shall take such action, subject to the terms and conditions hereof and thereof.

         Section 5.04. Merger Agreement Covenants. The parties agree that, to the extent that (a) the Keystone Partnership or the Keystone Entities on the one hand, or WMI on behalf of itself and its subsidiaries on the other hand, provide any information or reports to the other party pursuant to the terms of the second and third sentences of Section 8.1 of the Merger Agreement or
Section 8.2(b) thereof, such party providing such information or reports shall provide copies of such information or reports to the FDIC; (b) any of the documentation or filings referred to in Section 8.3(a)-(b) of the Merger Agreement directly or indirectly refers or relates to the FRF or the FDIC, the FDIC shall have the right to review reasonably in advance all such statements made therein related thereto, and comment thereon in a timely manner, and in any event to promptly receive from WMI or the Keystone Entities or the Keystone Partnership, as the case may be, copies of all such documentation upon filing or distribution thereof as the FDIC may reasonably request, including copies referred to in Section 8.3(c); (c) any supplemented or amended Disclosure Schedules are provided to the Keystone Partnership pursuant to Section 8.5(b) of the Merger Agreement, then WMI will promptly provide a copy thereof to the FDIC; (d) any press release referred to in Section 8.7 of the Merger Agreement directly or indirectly references or relates to the FDIC or the FRF, then the FDIC shall have the right to review reasonably in advance all such statements made therein directly or indirectly related thereto and comment thereon in a timely manner (and if any press release issued by the FDIC related to the matters described herein directly or indirectly references or relates to WMI, the Keystone Entities, ASB, New West, or the Investors, then such party so referred to shall have the right to review reasonably in advance all such statements made therein directly or indirectly related thereto and comment thereon in a timely manner); and (e) WMI receives the opinion of Deloitte & Touche referred to in Section 9.2(h) of the Merger Agreement, it shall promptly provide a copy thereof to the FDIC (and the Keystone Partnership has, prior to the date hereof, provided to the FDIC a copy of the letter referred to in
Section 2.6 of the Merger Agreement). WMI further agrees that, solely in connection with the FDIC's anticipated receipt of WMI Common Stock and not in its regulatory capacity, the FDIC Division of Resolutions (and its legal and financial advisors on the FDIC's behalf) shall have the same rights as the Keystone Partnership pursuant to Section 7.6 of the Merger Agreement and the FDIC agrees that it shall be subject to the same restrictions as imposed on the Keystone Partnership therein; provided, however, that the FDIC agrees that, as soon as practicable after the Effective Time, it shall destroy all materials received or obtained in connection with the exercise of its rights pursuant to this sentence (including copies thereof and notes containing information contained in such materials).

         Section 5.05. Failure to Fulfill Conditions. In the event that any party hereto determines that a condition to its obligation to consummate the transactions contemplated hereby cannot be, or is not likely to be, fulfilled on or prior to June 30, 1997 and that it will not waive that condition, it will promptly notify the other parties hereto.

         Section 5.06. Certain Indemnities. The FDIC hereby agrees that, as of the earlier of the date that New West is liquidated or the date that it is transferred to the FDIC, the FDIC shall (a) indemnify American Real Estate Group, Inc. ("AREG") and its officers, directors, agents, employees, and stockholders (collectively, the "AREG Indemnitees") to the same extent as New West currently indemnifies the AREG Indemnitees pursuant to Section 8.03 of the AREG Management Agreement, dated December 28, 1988, by and among AREG, New West, ASB and the FSLIC, as such section was preserved in accordance with its terms in Section 3.1 of the AMD Residual Agreement, dated June 30, 1993, by and among the Keystone Entities, ASB, AREG and the FDIC and the Resolution Trust Corporation and (b) indemnify ASB and its officers, directors, agents, employees, and stockholders, (collectively, the "ASB Indemnities") to the same extent as New West currently indemnifies ASB pursuant to Section 6.03 and 8.03 of the Amended and Restated NA Management Agreement, dated as of June 30, 1993, by and among New West, ASB and the FDIC, whether or not such agreement or the AMD Residual Agreement is in effect at such time; provided, however, that the indemnification to be provided hereunder shall replace but not be in addition to any existing indemnification referred to herein.


                                   ARTICLE VI

                      CONDITIONS PRECEDENT TO OBLIGATIONS
                                 OF THE PARTIES

         Section 6.01. Conditions to Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Warrant Closing, of the following conditions:

         (a) Merger. Concurrently with the consummation of the transactions contemplated by this Agreement, the Merger shall have been consummated in accordance with its terms as set forth in the Merger Agreement.

         (b) Consents; Approvals. All necessary regulatory or governmental approvals and consents, if any, required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory or regulatory waiting periods, if any, in respect thereof shall have expired.

         (c) No Injunction. No party hereto shall be subject to any order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits the transactions contemplated by this Agreement.

         Section 6.02. Conditions to the Obligations of the FDIC Under this Agreement. The obligations of the FDIC under this Agreement shall be further subject to the fulfillment, at or prior to the Warrant Closing, of the following conditions, all or any of which may be waived in whole or in part by the FDIC:

         (a) Covenants. Each of the obligations or covenants of WMI and each of the Keystone Entities and the Keystone Partnership required to be performed by it at or prior to the Warrant Closing pursuant to the terms of this Agreement (other than those in Section 5.01, Section 5.02(c) and Section 5.05) shall have been duly performed and complied with in all material respects.


         (b) Representations. Each of the representations and warranties of WMI (other than those contained in Section 4.02; the last sentence of Section 4.03; the first sentence of Section 4.04; the final two sentences of
Section 4.10; Section 4.11; Section 4.12; Section 4.13; the final sentence of
Section 4.14; and Section 4.15, as to all of which no condition to closing shall be applicable) and each of the Keystone Entities and the Investors contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Warrant Closing as though made at and as of the Warrant Closing (except as to any representation or warranty that specifically relates to an earlier date, which shall be true and correct as of such earlier date), except where the failure of any such representation and warranty to be true and correct would not in the aggregate (without regard to any materiality standard contained in such representation or warranty) have a Material Adverse Effect on WMI or have a material adverse effect on such party's ability to consummate the transactions contemplated hereby.

         (c) Stock Issued. WMI shall have taken all actions necessary to authorize and issue the WMI Common Stock to be issued to the FRF pursuant to the terms hereof and to be deposited in the Litigation Escrow.

         (d) Opinion. The FDIC shall have received an opinion, reasonably satisfactory in form and substance, dated the date of the Warrant Closing, from Foster, Pepper & Shefelman, counsel to WMI. Foster, Pepper & Shefelman may rely as to certain matters of New York law on an opinion, dated as of the Closing Date, of Gibson, Dunn & Crutcher, special counsel to WMI.

         (e) Certificates. WMI, each of the Keystone Entities and the Keystone Partnership and KHGM shall have furnished the FDIC with such certificates (including incumbency certificates) of their officers and such other documents to evidence fulfillment of the conditions set forth in this Section 6 as the FDIC may reasonably request.

         (f) Transfer Agent. WMI shall have instructed its transfer agent with respect to the issuance of the FRF initial shares to the FDIC at least two days prior to the Warrant Closing.

         (g) FRF Consideration Shares. At the Warrant Closing, WMI shall have issued to the FRF the FRF Initial Shares in exchange for the Warrants as specified in Section 1.01 hereof.

         (h) Registration Rights Agreement. The FDIC, WMI and the Keystone Partnership shall have executed and delivered the Registration Rights Agreement concurrently with the execution of this Agreement and such agreement shall be in full force and effect.

         (i) Escrow Agreement. WMI, the Keystone Partnership, the FDIC and the Escrow Agent shall have entered into the Escrow Agreement concurrently with the consummation of the Merger under the Merger Agreement and the FRF Litigation Shares shall have been delivered to the Litigation Escrow (as defined in the Merger Agreement).

         (j) Since the date of this Agreement, there shall have been no Material Adverse Change with respect to WMI (except for changes resulting from market and economic conditions which generally affect the savings industry as a whole including, without limitation, changes in law or regulation or changes in generally accepted accounting principals or interpretations thereof); provided, however, that fees and expenses relating to the negotiation and consummation of the transactions contemplated hereby shall be excluded in determining whether a Material Adverse Change has occured.

         Section 6.03. Conditions to the Obligations of WMI Under this Agreement. The obligations of WMI under this Agreement shall be further subject to the fulfillment, at or prior to the Warrant Closing, of the following conditions, all or any of which may be waived in whole or in part by
WMI:

         (a) Covenants. Each of the obligations or covenants of the FDIC, the Keystone Entities, ASB, New West, and each of the Investors required to be performed by it at or prior to the Warrant Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects.

         (b) Representations. Each of the representations and warranties of the FDIC, the Keystone Entities, ASB, New West, and the Investors contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Warrant Closing as though made at and as of the Warrant Closing except as to any representation or warranty which specifically relates to an earlier date, which shall be true and correct as of such earlier date, except in the case of such representations and warranties, where the failure of such representations and warranties to be true and correct would not (without regard to any materiality standard contained in such representation or warranty) have a material adverse effect on the ability of the FDIC, the Keystone Entities, ASB, New West or the Investors, as the case may be, to consummate the transactions contemplated hereby.

         (c) Certificates. Each of the FDIC, each of the Keystone Entities, ASB, New West and each of the Keystone Partnership and KHGM shall have furnished to WMI such certificates (including incumbency certificates) of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.03 as WMI may reasonably request, including from the FDIC (i) evidence of the approval of this Agreement, the Registration Rights Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby (including a certified copy of any resolutions) by the Board of Directors of the FDIC, and (ii) copies of the delegations of authority to the person executing such agreements on behalf of the FDIC; provided, however, that, upon the execution hereof, the FDIC shall deliver to WMI a letter, executed by one of the senior counsel of the FDIC, to the effect that the resolutions and delegations authorizing the FDIC to enter into such agreements and the transactions contemplated thereby are in full force and effect and have not been subsequently amended or modified and that the person executing this Agreement and the Registration Rights Agreement on behalf of the FDIC has full power and due authority to do so.

         (d) Warrants Delivered. The FDIC shall have delivered on behalf of the FRF the original, manually executed Warrants held by it with an assignment to WMI in a form reasonably acceptable to WMI.

         Section 6.04. Conditions to the Obligations of the Keystone Entities, ASB, New West, and the Investors Under this Agreement. The obligations of each of the Keystone Entities, ASB, New West and the Investors under this Agreement shall be further subject to the fulfillment, at or prior to the Warrant Closing, of the following conditions, all or any of which may be waived in whole or in part by the Keystone Entities, ASB and New West or the Investors, as the case may be:

         (a) Covenants. Each of the obligations or covenants of the FDIC required to be performed by it at or prior to the Warrant Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects.

         (b) Representations. Each of the representations and warranties of the FDIC contained in this Agreement and each of the representations and warranties of WMI contained in Sections 4.05, 4.06 and 4.07 of this Agreement shall be true and correct as of the date of this Agreement and as of the Warrant Closing as though made at and as of the Warrant Closing except as to any representation or warranty which specifically relates to an earlier date, which shall be true and correct as of such earlier date, except in the case of such representations and warranties, where the failure of such representations and warranties to be true and correct would not (without regard to any materiality standard contained in such representation or warranty) have a Material Adverse Effect on WMI or have a material adverse effect on the ability of the FDIC or WMI, as the case may be, to consummate the transactions contemplated hereby.

         (c) Certificates. Each of the FDIC and WMI shall have furnished the Keystone Entities, ASB, New West and the Investors with such certificates (including incumbency certificates) of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section
6.04 as the Keystone Entities and the Keystone Partnership may reasonably request, including from the FDIC (i) evidence of the approval of this Agreement, the Registration Rights Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby (including a certified copy of any resolutions) by the Board of Directors of the FDIC, and (ii) copies of the delegations of authority to the person executing such agreements on behalf of the FDIC; provided, however, that upon the execution hereof, the FDIC shall deliver to the Keystone Entities, ASB, New West, and each of the Investors a letter, executed by one of the senior counsel of the FDIC, to the effect that the resolutions and delegations authorizing the FDIC to enter into such agreements and the transactions contemplated thereby are in full force and effect and have not been subsequently amended or modified and that the person executing this Agreement and the Registration Rights Agreement on behalf of the FDIC has full power and due authority to do so.


                                  ARTICLE VII

                                  TERMINATION

                 SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Warrant Closing:

         (a)     by mutual written consent of all the parties hereto;

         (b) by any party hereto (i) if the Warrant Closing shall not have occurred on or prior to June 30, 1997, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements and conditions set forth herein to be performed or observed by such party at or before the Warrant Closing; or (ii) 31 days after the date on which any application for regulatory approval prerequisite to the consummation of the transactions contemplated by the Merger Agreement or this Agreement shall have been denied or withdrawn at the request of the applicable regulatory authority; provided, however, that, if prior to the expiration of such 31-day period WMI is engaged in litigation or an appeal procedure relating to an attempt to obtain such approval, the FDIC may not terminate this Agreement until the earlier of (A) June 30, 1997 and (B) 31 days after the completion of such litigation and appeal procedures, and of any further regulatory or judicial action pursuant thereto, including any further action by a government agency as a result of any judicial remand, order or directive or otherwise; or (iii) 10 days after written certification of the vote of the WMI's stockholders is delivered to the FDIC (which notice WMI shall be obligated to provide to the FDIC) indicating that such stockholders failed to adopt the resolution to approve the Merger Agreement and the transactions contemplated thereby, an increase in the authorized amount of WMI Common Stock and (if necessary) the transactions contemplated hereby at the stockholders' meeting (or any adjournment thereof) contemplated by Section 2.4 of the Merger Agreement.

         (c) by the FDIC if at the time of such termination there shall have been a Material Adverse Change with respect to WMI from that set forth in WMI's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (except for changes resulting from market and economic conditions which generally affect the savings industry as a whole, including, without limitation, changes in law or regulation or changes in generally accepted accounting principles or interpretations thereof), it being understood that any of the matters set forth in the WMI Disclosure Schedules to the Merger Agreement or items described in the proviso in Section 9.3(d) of the Merger Agreement are not deemed to be a Material Adverse Change for purposes of this paragraph 7.01(c).

         (d) by any party hereto in the event that the Merger Agreement is terminated in accordance with any of its terms as set forth in Section 10.1 of the Merger Agreement.

         (e) by WMI, the FDIC, the Keystone Entities or the Keystone Partnership if there shall be in effect any final, non-appealable judgment, decree or order that would make unlawful or prevent the Warrant Closing.

                 SECTION 7.02. Effect of Termination. (a) In the event of termination of this Agreement by any party pursuant to the terms of Section 7.01, this Agreement shall forthwith become void and no longer be of any force or effect (other than this Section 7.02 and Section 8.01, which shall remain in full force and effect) and there shall be no liability on the part of any party or its respective directors, officers, employees or stockholders to the other parties.

         (b) In the event that this Agreement is terminated where the FDIC is not in breach (so as to cause the terminating party to terminate this Agreement), WMI shall have no obligation to acquire or exchange the Warrants, and the FDIC shall not have any obligation to sell, transfer or exchange the Warrants as contemplated herein or otherwise to any Person, and the obligations of the respective parties in this Agreement or the Registration Rights Agreement shall be of no further force and effect (whether with respect to the Warrants or otherwise), and neither this Agreement or the Registration Rights Agreement or the Merger Agreement nor any of the terms hereof or thereof shall have any effect whatsoever with regard to the terms of the Warrants, the Warrant Agreement, the Securityholders Agreement or any other Transaction Related Documents or have any bearing whatsoever on any current or future determination of the value of the Warrants.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 8.01. Expenses of the Parties. Except as otherwise specifically provided herein or therein, all costs and expenses incurred in connection with or incidental to the preparation, negotiation, authorization, entering into and performance of this Agreement, the Registration Rights Agreement and the Escrow Agreement, including all fees and expenses of agents, representatives, counsel, financial advisors, investment bankers and accountants of the respective parties in connection therewith, shall be borne solely by the party that shall have incurred the same, and the other parties hereto shall have no liability with respect thereto.

         Section 8.02. Survival. Except for the representations, warranties and covenants contained in Sections 1.01(b)-(c), 1.02, 1.04, 1.06, 2.05, 2.06,
the first two sentences of Section 4.03, Section 5.03, Section 5.06, and
Article VIII and those that by their terms apply in whole or in part after the Warrant Closing, the representations and warranties, covenants and agreements set forth in this Agreement shall not survive after the Warrant Closing.

         Section 8.03. Parties in Interest; Third-Party Beneficiaries; Assignment. This Agreement is binding upon, will inure to the benefit of, and be enforceable by, the parties hereto and their respective permitted successors and assigns. Except as expressly provided in this Agreement, nothing contained in this Agreement, express or implied, is intended to or shall confer on any Person other than the parties hereto and their permitted successors and assigns, any rights, benefits, remedies or claims of any nature whatsoever under or by reason of this Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part by operation of law (except in the case of the FRF) or otherwise by any of the parties, without the prior written consent of each of the other parties.

         Section 8.04. Entire Agreement. This Agreement together with the Merger Agreement, the Plan of Merger, the Registration Rights Agreement and the Escrow Agreement (and the other agreements or documents referred to or delivered pursuant to such agreements) constitute the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and thereby and supersede any and all prior and contemporaneous negotiations, agreements, arrangements and understandings between or among the parties, written or oral, with regard to such transactions. Each party acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement, no other representations and warranties, written or oral, are made by any of them with respect to this Agreement or the subject matter hereof.

         Section 8.05. Amendment; Modification. This Agreement may not be amended or modified except by a written instrument executed by the FDIC, WMI, the Keystone Entities, ASB, New West and each of the Investors.

         Section 8.06. Extensions; Waivers; Remedies. No failure or delay on the part of any party in exercising any right, privilege, power or remedy under this Agreement, and no course of dealing among the parties, shall operate as a waiver of such right, privilege, power or remedy; nor shall any single or partial exercise of any right, privilege, power or remedy under this Agreement preclude any other or further exercise of such right, privilege, power or remedy, or the exercise of any other right, privilege, power or remedy. Unless otherwise expressly provided for herein, the rights, privileges, powers and remedies available to the parties hereunder are cumulative and not exclusive of any other rights, privileges, powers or remedies provided by statute, at law, in equity or otherwise. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in any similar or other circumstances or constitute a waiver of the right of the party giving such notice or making such demand to take any other or further action in any circumstances without further notice or demand.

         Section 8.07. Section Headings; Interpretation. Unless otherwise indicated, reference in this Agreement to a Section shall constitute reference to a Section of this Agreement. The section headings and article titles contained in this Agreement are for convenience of reference purposes only and do not form a part hereof and shall not affect in any way the meaning or interpretation of this Agreement. The words "herein," "hereinafter," and "hereunder," and words of similar import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When a reference is made in this Agreement to "party," such reference shall be to a party or parties to this Agreement unless otherwise indicated.

         Section 8.08. Severability. The parties agree that the provisions of this Agreement shall be severable in the event that any of the provisions hereof, or the application thereof to any

Person or circumstance, is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the balance of this Agreement shall not be affected and shall remain enforceable to the fullest extent permitted by law.

         Section 8.09. Transaction-Related Documents. Except as otherwise set forth in this Agreement, the Transaction-Related Documents, as such documents and agreements may have been amended, supplemented or modified from time to time, or as such documents are subject to any settlement agreement or agreements related thereto, shall continue to govern the rights and duties of the parties thereto with respect to the matters described therein and nothing herein shall be interpreted or construed to modify any such documents or agreements except as expressly set forth herein.

         Section 8.10. No Brokers. Each of the FDIC, WMI, the Keystone Entities, ASB, and each of the Investors agrees to indemnify and hold the other parties hereto harmless from any and all claims, losses, liabilities, expenses (including attorney fees), demands or commissions or other compensation by any broker, finder, agent, investment bankers or similar intermediary claiming to have been employed by or on behalf of such party.

         Section 8.11. Notices. All notices, requests or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or by telecopy or mailed by registered or certified mail, postage prepaid and return receipt requested, or if sent by an overnight delivery service (which provides for evidence of receipt) to the parties at the addresses specified in this
Section 8.11 (or to such other address as any party may specify by like notice). Each such notice or other communication shall be effective (a) if given by telecopy, on the business day (or the next succeeding business day if the date of delivery is not a business day) when such telecopy is transmitted to the telecopy number specified and the appropriate answerback or confirmation is received, and (b) if given by any other means, on the business day (or the next succeeding business day if the date of delivery is not a business day) when delivered at the address specified.

         a.      If to the FDIC to:

                 Federal Deposit Insurance Corporation
                 550 17th Street, N.W.
                 Washington, D.C. 20429-0001
                 Attn: Director, Division of Resolutions, Room F-380 Telecopy No: (202) 898-7024

                 With a copy to:

                 Legal Division
                 Federal Deposit Insurance Corporation
                 1717 H Street, N.W., Room H-10025
                 Washington, D.C.  20434-0001
                 Attn:  David M. Gearin, Senior Counsel
                 Telecopy No:  (202) 736-0382

         b.      If to WMI to:

                 Washington Mutual, Inc.
                 1201 Third Avenue, 15th Floor
                 Seattle, WA  98101
                 Attn:  Marc R. Kittner, Senior Vice President
                 Telecopy No:  (206) 554-2790

                 With a copy to:

                 Foster Pepper & Shefelman
                 1111 Third Avenue Bldg., 34th Floor
                 Seattle, WA  98101
                 Attn:  Fay L. Chapman
                 Telecopy No:  (206) 447-9700

                 and

                 Gibson, Dunn & Crutcher
                 One Montgomery Street, Telesis Tower
                 San Francisco, CA  94104
                 Attn:  Todd H. Baker
                 Telecopy No:  (415) 986-5309

         c. If to any of Keystone Partners, the Keystone Entities or the Investors to:

                 Keystone Holdings Partners, L.P.
                 201 Main Street, 23rd Floor
                 Fort Worth, TX  76102
                 Attn:  Ray L. Pinson
                 Telecopy No:  (817) 338-2047

                 With a copy to:

                 Cleary, Gottlieb, Steen & Hamilton
                 One Liberty Plaza
                 New York, New York  10006
                 Attention:  Michael L. Ryan
                 Telecopy No:  212-225-3999

         Section 8.13. Governing Law. This Agreement shall be construed, performed and enforced in accordance with, and be governed by, the internal laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

         Section 8.14. Other Matters. (a) This Agreement and the transactions contemplated hereby do not resolve or settle, and shall not be deemed to resolve or settle (i) any claims for damages and other forms of relief that plaintiffs have asserted or may assert against the United States in the Case, which claims defendants therein and the FDIC dispute, or (ii) any defenses or counterclaims the United States has asserted or may assert in that litigation, including, but not limited to, the defense, which plaintiffs therein dispute, that plaintiffs have settled the claims presented in such litigation.

         (b) The FDIC hereby consents to the execution by New West of this Agreement (to the extent that the Transaction Related Documents require or otherwise contemplate such consent) and confirms that it does not have any objection to such execution by New West.

         Section 8.15. Counterparts. For convenience of the parties hereto, this Agreement may be executed in two or more counterparts, each of which when executed and delivered shall be deemed an original, and all of which when taken together shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed, or caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.


                                     WASHINGTON MUTUAL, INC.



                                     By:
                                        -------------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------


                                     KEYSTONE HOLDINGS, INC.



                                     By:
                                        -------------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------


                                     NEW AMERICAN HOLDINGS, INC.



                                     By:
                                        -------------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------


                                     NEW AMERICAN CAPITAL, INC.



                                     By:
                                        -------------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------


                                     N.A. CAPITAL HOLDINGS, INC.



                                     By:
                                        -------------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------

                                     AMERICAN SAVINGS BANK, F.A.



                                     By:
                                        -------------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------


                                     NEW WEST FEDERAL SAVINGS AND LOAN
                                     ASSOCIATION



                                     By:
                                        -------------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------


                                     FEDERAL DEPOSIT INSURANCE
                                     CORPORATION, as manager of the
                                     FSLIC Resolution Fund



                                     By:
                                        -------------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------


                                     INVESTORS:


                                     KEYSTONE HOLDINGS PARTNERS, L.P.

                                     By:      K.H. Group Management, Inc.,
                                              its General Partner



                                     By:
                                        -------------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------

                                     K.H. GROUP MANAGEMENT, INC.



                                     By:
                                        -------------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------



                                     ______________, as Attorney in Fact
                                     for:

                                     Robert M. Bass
                                     Bernard J. Carl
                                     Andrew E. Furer
                                     David Bonderman
                                     John H. Scully
                                     William E. Oberndorf
                                     Peter T. Joseph
                                     J. Taylor Crandall
                                     David M. Schwarz
                                     Thomas J. Barrack, Jr.
                                     William P. Hallman, Jr.

                                     Pursuant to Special Durable Powers
                                     of Attorney, copies of which are
                                     attached hereto.

                                 SCHEDULE 2.07


         None